Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE NASDAQ OMX GROUP, INC.

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

THE NASDAQ OMX GROUP, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE FIRST thereof and inserting the following in lieu thereof:

“FIRST. The name of the corporation is Nasdaq, Inc. (“Nasdaq”).”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this 8th day of September, 2015.

THE NASDAQ OMX GROUP, INC.

By:	/s/ Joan C. Conley
Name:	Joan C. Conley
Office:	Senior Vice President and Corporate Secretary